                       Filed Pursuant to Rule 424(b)(3)
                          Registration No. 333-74514

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED DECEMBER 21, 2001)

                               CYTYC CORPORATION

                               4,923,718 Shares

                                 Common Stock

This prospectus supplement relates to resales by selling stockholders of 4,923,718 shares of our common stock that are held by some of our current stockholders.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated December 21, 2001, including any amendments or supplements thereto.

            SEE RISK FACTORS BEGINNING ON PAGE 5 OF THE PROSPECTUS
                   TO READ ABOUT FACTORS YOU SHOULD CONSIDER
                        BEFORE BUYING OUR COMMON STOCK.

                  __________________________________________

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                  __________________________________________

The information in the table appearing under the heading "Selling Stockholders" in the prospectus is amended by adding the information below with respect to persons not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to persons previously listed in the prospectus or in any amendments or supplements thereto that are listed below:


                             SELLING STOCKHOLDERS

                                                                               Number of
                                                                                 Shares
                                                                 Number of      Offered         Number of
                                                               Shares Owned    Pursuant to        Shares
                                                                Before the        this          Owned After
               Selling Stockholder            Position           Offering      Prospectus      the Offering
               -------------------            --------           --------      ----------      ------------
Pacific Venture Group II, L.P.                    -              22,694         22,694               -
PVG Associates II, L.P.                           -                 689            689               -
The Distributees of                               -             195,344        195,344               -
  Pacific Venture Group II, L.P.
The Distributees of                               -               5,927          5,927               -
  PVG Associates II, L.P.
Three Arch Partners II, LP                        -             272,754        272,754               -
The Distributees of                               -             296,390        296,390               -
  Three Arch Partners II, LP

         The date of this supplemental prospectus is January 3, 2002.